UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment no.1

FORM S-1/A

Amendment #1

Registration Statement under the Securities Act of 1933

AXIOM CORP. (Exact name of registrant as specified in its charter)

Colorado	1540	None
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Enterprise Road, Industrial Area

PO Box 49000-00100

Nairobi, Kenya

+254-736-521567

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Registered Agents, Inc.

1535 Grant Street, Suite 140

Denver, Colorado 80203

 (800) 767 1553

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after this Prospectus is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐ Accelerated filer  ☐ Non-accelerated filer ☐ Smaller reporting company  ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1) ($)	Proposed Maximum Aggregate Offering Price(1) ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.00001 (2)	26,433,333 (2)	$0.0015	39,650	5.41(3)

(1)   The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement. The price per share and the aggregate offering price for the shares being registered hereby are calculated on the basis of the most recent private placement of common stock at $0.0015 per share issued on June 30, 2012.

(2)   Represents shares of common stock offered by the selling stockholders.

(3)  Previously Paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted, or would be unlawful before registration or qualification under such state's securities laws.

PROSPECTUS

AXIOM CORP.

26,433,333 Shares of Common Stock

Axiom Corp., (“Axiom”, “we”, “us”, “our”) is registering 26,433,333 shares of common stock held by 40 selling security holders. We are offering 100% of our outstanding shares held by non-affiliates for resale pursuant to this registration statement.  Before this offering there has been no public market for our common stock.

The Selling Security holders will sell their shares at an initial price of $0.0015 per share until our common stock is quoted on the over-the-counter markets in the United States, and thereafter at prevailing market prices or privately negotiated prices. However, there can be no assurance that our common stock will become quoted on the OTC Bulletin Board.  We will not receive any proceeds from the sale of shares of our common stock by the selling security holders, who will receive aggregate net proceeds of $39,650 if all of the shares being registered are sold.  We will incur all costs associated with this Prospectus.

Our common stock is presently not traded on any national securities exchange or the NASDAQ stock market, and we do not intend to apply to have our common stock listed on any national securities exchange or the NASDAQ stock market. Instead, we plan to apply to have our common stock quoted on the OTC markets. The OTC markets are a quotation service that displays real-time quotes, last-sale prices and volume information for over-the-counter equity securities.  Over-the-counter securities are traded by a community of market makers that enter quotes and trade through a sophisticated computer network. There is no guarantee that a trading market for our common stock will develop. Purchasers in this offering may be receiving an illiquid security.  Neither our sole officer and director, nor any affiliates of our company, have previously been involved in the management or ownership of or have acted as a promoter or had a controlling interest in any other company which has previously filed a registration statement with the United States Securities and Exchange Commission.

We are a development stage, start-up company and currently limited operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford the loss of your entire investment.  Our independent auditors have issued an audit opinion for our company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

An investment in our securities is speculative. Investors should be able to afford the loss of their entire investment. See the section entitled "Risk Factors" beginning on Page 12  of this Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. The selling security holders may not sell these securities relying on the Prospectus until the registration statement that includes this Prospectus is declared effective by the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling security holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state's securities laws.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

The date of this prospectus is March 20, 2013.

Table of Contents

Prospectus Summary...6

Risk Factors...10

Use Of Proceeds...22

Determination of Offering Price...22

Dilution...23

Selling Shareholders...23

Plan Of Distribution...25

Description of Securities to be Registered...29

Interests of Named Experts and Counsel...29

Description of Business...30

Description of Property...38

Legal Proceedings...38

Market for Common Equity and Related Stockholder Matters........................................................................................................................................................................................38

Management's Discussion and Analysis of Financial Position and Results of Operations............................................................................................................................................39

Executive Compensation...46

Security Ownership of Certain Beneficial Owners and Management..............................................................................................................................................................................47

Certain Relationships and Related Transactions...47

Forward-Looking Statements

This Prospectus and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 13 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

These forward-looking statements include, but are not limited to, the following:

  statements contained in “Risk Factors”;
  statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the notes to our consolidated financial statements, such as the effects of government regulation on our business; and
  statements contained in “Business” concerning our operations and compliance with law.

Factors that could cause actual results to differ materially include, but are not limited to the following, which are discussed more fully in “Risk Factors”:

  our ability to implement our business plan;
  our anticipated strategies for growth;
  our ability to manage our planned growth;
  our need for additional capital to commence our full operations;
  our dependence on key personnel;
  our ability to compete effectively with competitors that have greater financial, marketing and other resources; and
  risks related to government regulations and approvals.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, subject to any requirements to update imposed by applicable law.  You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement that includes this prospectus with the understanding that our actual future results may be materially different from what we expect.  You should not rely upon forward-looking statements as predictions of future events.

Other sections of this prospectus include additional factors which could adversely impact our business and financial performance.  Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties.  As such, these statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.  We cannot assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Presentation of Information

As used in this prospectus, the terms “we”, “us”, “our”, “Axiom” and the “Company” mean Axiom Corp. and our wholly-owned subsidiary, Acton Holdings Limited, unless otherwise indicated.

This prospectus includes (i) our audited financial statements as at and for the period from inception on April 2, 2012 to August 31, 2012; (ii) our unaudited financial statement for the three months ended November 30, 2012. These financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”).

All financial information in this prospectus is presented in U.S. dollars, unless otherwise indicated, and should be read in conjunction with our financial statements and notes thereto included in this prospectus.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our shares of common stock.  You should read this entire prospectus, including “Risk Factors” and the audited financial statements and related notes, before making an investment decision.  This prospectus includes forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements” and “Risk Factors”.

Our Corporate History and Structure

We were incorporated under the laws of the State of Colorado on April 2, 2012.   Our fiscal year end is August 31st. Our business office is located at Enterprise Road, Industrial Area, P.O. Box 49000-00100, Nairobi, Kenya. Our mailing address is P.O. Box 78018 – 00507, Nairobi, Kenya. Our telephone number is +254 736 521 567.  On April 2, 2012, we acquired Acton Holdings Limited, (“Acton”) a Kenyan company, which is now our wholly owned subsidiary by acquiring the two (2) ordinary shares of Acton that represented all of the issued and outstanding shares of Acton.  As a Kenyan company is required to have at least two shareholders, one share is registered in our name and the other share is held by Kranti Kumar Kotni in trust for us.  Acton was incorporated under the laws of the Republic of Kenya on September 6, 2011 and carries on all of our business activities in Kenya.  Since we are in our startup stage, Acton has predominately been involved in administrative activities such as setting up bank accounts, establishing relationships with government offices and establishing our office facilities. Our website is www.axiomstructure.com.

Our Business

Our company established operations on April 2, 2012 in Nairobi, Kenya, where our head office is located. We are an infrastructure company focusing on the eastern African markets of Uganda, South Sudan and Kenya. We intend to focus our business plan on building schools, hospitals, bridges, roads, airports and social housing in those markets, among other major projects that will help revive these emerging markets.

One of the most talked about aspects of the global financial crisis has been the resilience shown by emerging economies – especially markets in the eastern African Region. These economies’ competence to considerably shield themselves from external influences has resulted from strong domestic markets respectively and solid performances by the infrastructure industry led by established and rapidly emerging companies alike.

Specifically, our company intends to pursue our business objectives by forming business relationships with as many eastern African countries as possible in order to successfully bid and win infrastructure construction project contracts in each respective country.  Currently, our company is focused on the Republic of South Sudan where we have partnered with a local company, Century Pillar Limited, a company incorporated under the laws of South Sudan (“Century Pillar”).  Century Pillar is also in the field of developing infrastructure construction projects such as roads, hospitals, housing, agriculture, schools and airports.  Century Pillar’s intends to execute the Projects in South Sudan will by indor the government tender process of the Republic of South Sudan.

On February 1, 2013, we entered in a formal agreement with Century Pillar.  Pursuant to this agreement, Century Pillar will provide us with local agency services by representing our company in the bidding process for various infrastructure construction projects.  (See “Description of Business”)

As at the date of this Prospectus we had limited operations in the start-up phase, no revenues, had achieved losses since inception, had been issued a going concern opinion by our auditors, and relied upon the sale of our securities or advances to fund our operations.  Our business in the eastern African nations of Uganda, South Sudan and Kenya will be carried out through our wholly-owned subsidiary, Acton.

Recent Developments

We are currently seeking opportunities for infrastructure development projects in East Africa and are in the process of hiring a field manager to maintain all present and future relationships that have been established in South Sudan, Kenya, and Uganda.  This field manager will assist our Chief Executive Officer, Kranti Kumar Kotni, to liaise and coordinate with the various Ministries in complying with their individual policies and procedures and negotiate and enter into project contracts.  The field manager will also be responsible for obtaining quotes for services from various construction companies and providing them with project specifications in order to facilitate the quotes for a given project. Currently, we are in private discussions with various ministries in the Republic of South Sudan about outlying projects that are a priority for the South Sudanese government.

On April 2, 2012, we appointed Kranti Kumar Kotni as our sole director, CEO, CFO, President, Secretary and Treasurer.  Mr. Kotni purchased 30,000,000 shares of our common stock at a price of $0.0002 per share for gross proceeds of $6,000.

On June 30, 2012, we sold 26,433,333 shares of our common stock to 40 of the Selling Security holders at a price of $0.0015 per share for gross proceeds of $39,650.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

 We shall continue to be deemed an emerging growth company until the earliest of

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected not to opt out of the extended transition period for complying with any new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

The Offering

The 26,433,333 shares of our common stock being registered by this Prospectus represent approximately 47% of our issued and outstanding common stock as of January 16, 2013.

Securities offered by Selling Securityholders:	26,433,333 shares of common stock offered by the 40 Selling Securityholders
Initial offering price:

$0.0015 per share.

The $0.0015 per share initial offering price of our common stock was determined by our Board of Directors based on the most recent selling price of 26,433,333 shares of our common stock in private placements for $0.0015 per share on June 30, 2012. The Selling Security holders will sell their shares at an initial offering price of $0.0015 per share until our common stock is quoted on the OTC markets and thereafter at prevailing market prices or privately negotiated prices.

Minimum number of securities to be sold in this offering:	None.
Number of shares to be outstanding prior to and immediately after this offering(1):

As of January 16, 2013 we had 56,433,333 issued and outstanding shares of our common stock, and no outstanding options, warrants or other convertible securities.

All of the common stock to be sold under this Prospectus will be sold by existing stockholders. There is no established market for the common stock being registered. We intend to apply to have our common stock quoted on an OTC market. This process usually takes at least 60 days and an application must be made on our behalf by a market maker. We have not yet engaged a market maker to make the application. If our common stock becomes quoted and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of the sale. Trading of securities on the OTC markets is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a negative effect on the market price for our common stock. However, there can be no assurance that our common stock will ever become quoted on the OTC Markets.

Use of proceeds:	We will not receive any proceeds from the sale of our common stock by the Selling Securityholders.

Financial Summary Information

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Consolidated Statement of Operations	Three Month Period Ended November 30, 2012 ($)	For the Period Ended August 31, 2012 ($)
Revenues	-	-
Expenses	5,822	1,567
Net loss	(5,822)	(1,567)
Basic and diluted loss per share	0.00	0.00

Consolidated Balance Sheet	Three Month Period Ended November 30, 2012 ($)	As at August 31, 2012 ($)
Total assets	41,076	44,788
Total liabilities	2,815	705
Working capital	38,261	44,083
Total stockholders’ equity	38,261	44,083
Common stock outstanding	56,433,333	56,433,333

Risk Factors

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Because our sole officer and director has no experience in managing a public company our business may be at a competitive disadvantage.

Our sole executive officer and director, Kranti Kumar Kotni, lacks public company experience and does not possess a sophisticated knowledge of the requirements of United States securities laws, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Mr. Kotni has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Because our sole executive officer and director has no experience or training in the field of construction our business has a higher risk of failure.

Our sole executive officer and director, Kranti Kumar Kotni, does not have experience or training in the field of infrastructure development or construction management. Because of this lack of experience there is a risk that some of the strategic or operational factors needed to achieve our business milestones may be overlooked or mismanaged. If we are unable to achieve business milestones required to secure and execute construction contracts, or to otherwise develop and sustain our business, our business could fail or require additional financing beyond our current budget.

Our sole officer and director has other time commitments that will prevent him from devoting full-time to our operations, which may affect our operations.

Because our sole officer and director, Kranti Kumar Kotni, who is currently solely responsible for our business activities, devotes only approximately 20 hours a week to operation and management of us, the implementation of our business plans may be impeded or could cause business failure.  Unforeseen events may cause this amount of time to become even less.  Mr. Kotni has other obligations and time commitments, which may slow our operations and impact our financial results.  Additionally, when Mr. Kotni becomes unable to handle the daily operations on his own, we may not be able to hire additional qualified personnel to replace him in a timely manner.  If this event should occur, we may not be able to implement our business plan in a timely manner or at all.  See “Directors and Executive Officers”.

We will need additional capital to fully implement our business plan, and we may not be able to commence full operations unless sufficient funds are raised, which could cause us to scale back our proposed plans or discontinue our operations.

We will require significant expenditures of capital in order to begin our full operations in the infrastructure industry. We estimate that we will need financing of approximately $415,000 to carry out our business plan requiring expenditures of approximately $460,000 for the next 12 months. We had cash of $41,076 and working capital of $38,261 as of November 30, 2012. We plan to obtain the necessary additional funds from the sale of our securities or advances, if required. Future financings through equity investments are likely to be dilutive to existing shareholders. There can be no assurance that we will obtain the financing required, or at all. If we are not able to obtain the necessary additional financing, we may be forced to scale back our business plan, which could materially adversely affect our revenues, or we may be forced to cease operations altogether. In some cases, grants or pre-payments are made to infrastructure companies by advance payments from governments and banks to initiate the project.  We will try and obtain such advances for projects as capital used to implement our business plan.  In some cases, grants or pre-payments are made to infrastructure companies by advance payments from governments and banks to initiate the project.  We will try and obtain such advances for projects and apply it toward the capital required to implement our business plan.

Our ability to obtain additional financing is subject to a number of factors, including market conditions and its impact on the market price of our common stock, the downturn in the global economy and resulting impact on stock markets and investor sentiment, our competitive ability, investor acceptance of our business or our business plan, and the political and economic environments of countries where we are or may do business. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are unable to raise additional financing, we will have to significantly reduce, delay or cancel our planned activities. We cannot assure you that we will have sufficient resources to successfully conduct our expansion, or that we will be able to obtain any additional funding required, in which event we may not be able to continue our expansion or our expansion plan may fail. There can be no assurance that we will achieve our plans, or any of them.

We are a development stage company organized in April 2012 and have recently commenced operations, which makes an evaluation of us difficult. At this stage of our business operations, even with our good faith efforts, we may never establish sustained operations, generate any significant amount of revenues or become profitable, thus potential investors have a high probability of losing their investment.

We were incorporated in April 2012 as a Colorado corporation. We have: (i) generated no revenues, (ii) accumulated a deficit of $7,389, and (iii) incurred losses of $7,389 for the period from April 2, 2012 to November 30, 2012.  We have been focused on organizational and start-up activities, the development of our business plan, and general business activities with respect to our planned area of business, which we began pursuing only recently in August 2012 when we established an office in Kenya and began seeking out a suitable infrastructure development project. There is nothing at this time on which to base an assumption that we will establish our business operations, begin generating revenue or ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise sufficient working capital to fund our operations, whether there is sustained demand for our services, the level of competition in the industry in which we operate and our ability to attract and maintain key management and employees.

Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to obtain additional sources of capital or borrowings and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

The auditor report included with our financial statements for the period from inception to August 31, 2012 contains a going concern opinion, which reflects that our ability to continue as a going concern is dependent upon our ability to establish our operations and begin generating revenues, or obtain additional sources of capital or borrowings to fund our operations until we are able to generate revenue. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Our company is in the early development stage. We lack an operating history and have nominal losses, which we expect to grow and continue into the future. There is no assurance that our future operations will result in revenues or profits. If we cannot generate sufficient revenues to operate profitably, we may have to suspend or cease activities.

We were incorporated in April 2012 and have recently started implementing our business plan to operate in the infrastructure industry in the emerging markets of Uganda, South Sudan and Kenya. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception on April 2, 2012 to November 30, 2012 is $7,389. Our ability to begin generating revenues and positive cash flow is dependent upon our ability to attract customers who will retain us to provide infrastructure project development services.

Based upon current plans, we expect to incur operating losses in future periods. We expect to incur expenses to acquire the equipment, machinery and supplies, and to hire the employees necessary to conduct operations in the construction and infrastructure industry. We anticipate that our revenues and cash flows, at least initially, are unlikely to be sufficient to cover such expenses. There are expenses associated with the start-up of any new business. As a result, we may continue to operate at a loss in the future. We cannot guarantee that we will be successful in generating revenues or that we will become profitable at any stage in the future. Failure to generate revenues may cause us to suspend or cease activities and you could lose your investment.

If we are unable to finance our working capital, then our ability to generate revenue may be reduced, or we may be unable to generate any revenue at all.

Due to the timing of the payments for projects from our future customers, we may be required to fund the expenses that are related to projects that we undertake from our working capital. In some cases, grants or pre-payments are made to infrastructure companies by advance payments from governments and banks to initiate a project.  We will try and obtain such advances to fund initial work on projects to the extent possible. If we are unable to obtain advances from governments or banks, we plan to generate working capital to fund the initial work on projects by selling equity, borrowing from our founder and borrowing from commercial banks. As of the filing of this Prospectus, there are no written or oral agreements with our founder to borrow any funds. Since the financial crisis began in 2008, the availability of commercial bank financing has been severely limited. If we cannot obtain commercial credit financing, we may not have sufficient working capital to timely construct or complete the projects we undertake. Any delay in the completion of our projects will delay installment payments from any of our future customers. In addition, if we do not have sufficient working capital, we may not be able to accept new projects. We are pursuing various forms of government-backed sovereign guarantees, and funding programs from various non-governmental organizations (or NGO’s), the International Monetary Foundation, the United Nations, and the World Bank, and we are also considering pursuing other financing arrangements in order to establish our business; however, there is no such financing in place at this time and the unavailability of such financing could have an adverse effect on our ability to generate revenues and become profitable.

If our future customers are unable to obtain adequate financing for their projects, then our revenue and income may be reduced.

Our future customers will be required to finance, or arrange third party financing, for up to approximately 75% of the project costs. Typically, this portion of the project costs is financed by international banks, where the loans are guaranteed by a particular country’s Sovereign Guarantee in the amount of 15% to 25% of the value of the project, with the result that the government is essentially collateralizing the loan for the project to the lending institution. As a result of the financial crisis that began in 2008, there have been only a few lending institutions internationally that have the ability and risk tolerance for financing infrastructure projects in East Africa. This limitation of a small number of lending institutions capable of financing these projects may limit our chances of obtaining favorable lending terms for the projects. The availability of government-backed financing will be an integral part of our business model and the elimination of such financial support would limit our ability to establish our business, commence or continue with operations and begin generating revenues. If our clients cannot obtain government-backed guarantees, financing against such government-backed guarantees, or an alternative source of financing, then the number of projects we can undertake will be reduced. The continued lack of international infrastructure financing to our clients could have an adverse effect on both our revenues and profitability.

We currently do not have any customers and we cannot guarantee we will obtain any customers, or that we will ever make a profit.

We have not yet established a client base and we cannot guarantee we will be able to do so in the near future or ever. Even if we are able to establish a client base for our infrastructure project services, there is no guarantee that we will be able to provide our services profitably. If we are unable to operate profitably, we may have to suspend or cease operations and you could lose your entire investment.

Our industry is intensely competitive and price-sensitive. If we cannot successfully compete with new or existing infrastructure companies, our results of operations and financial condition will be materially adversely affected.

The infrastructure industry is intensely competitive. We compete directly with companies that are national and international in scope. Many of our competitors have significantly greater personnel, financial, technical and marketing resources than we do, and they generate higher revenues and have greater name recognition than we do. We also compete with smaller local and regional companies that may have better knowledge of the local conditions in their regions, are better known locally and are better able to gain customers and hire employees in their regions. In addition, it has become more common for customers to select infrastructure service providers through competitive bid processes intended to procure quality services at lower prices. Some of our competitors may be willing to provide services at lower prices, accept a lower profit margin or expend more capital in order to obtain or retain business. There can be no assurance that we will be able to retain any future customer accounts that we are initially successful in attracting in an increasingly competitive market. In addition, there can be no assurance that we will be able to acquire new customer accounts and retain any future existing customer accounts on terms as favorable as those previously available, and if we are unable to do so our business will be materially adversely affected.

We must rely upon a small number of key contractors who are capable of bidding for our client’s projects and providing the necessary equipment, expertise, and material required to complete such projects, which could delay the start and completion timelines of projects, and result in higher costs.

We currently are in negotiations with approximately three key contractors (China National Machinery Engineering Corporation; (2) Beijing Construction Engineering Group Co., Ltd.; and (3) Shanghai Construction Group Co. Ltd.) who are capable of bidding for any of our future projects and who are capable of providing the necessary equipment, expertise, and materials required to complete the types of large-scale infrastructure projects that we plan to bid on. The equipment, goods and materials required range from heavy-duty, specialized road equipment, to architects, surveyors, and engineers that supplement our professional staff with specialty expertise on projects like road development, power generation, building of hospitals, schools, and the design and implementation of airports and roads. A financial setback to, or limited availability of any of our contractors or suppliers could have a material adverse effect upon our ability to meet deadlines required to complete certain stages of a project, or to begin a project at all, thereby limiting our ability to generate revenues. Delays due to financial problems, the global economic crisis, or as a result of shortages of raw materials, or shortages in the supply of personnel of our key suppliers could also materially adversely impact our business and our ability to establish our sustained operations and begin generating revenues.

If we are unable to successfully enter into contracts with contractors, consultants, agents and third parties, we may be unable to generate revenues.

Our business involves the labor-intensive construction of infrastructure projects, such as building schools, hospitals, bridges, roads and social housing in Uganda, South Sudan and Kenya. Our business plan is to derive our revenues largely from construction services performed by our contractors, outsourcing to third party service providers, or a combination of the foregoing. Our future performance depends in large part upon our ability to successfully enter into agreements with contractors and other service providers to complete a given project. Qualified construction employees and contractors are in demand, and there is significant competition for these individuals from other infrastructure service firms. As a result, our contractors may not be able to attract and retain sufficient numbers of these qualified individuals to work on our projects, which may materially adversely affect our future performance.

The turnover rate of personnel in the construction industry is often high. The loss of the services of a contractor due to their inability to recruit, a significant number of skilled workers would harm our reputation, business, financial condition and results of operations, including our ability to secure and complete infrastructure projects. Furthermore, if we do not successfully manage our relationships with our contractors, we may not be able to complete our projects on time and on budget, which would affect our ability to establish our operations and generate revenues.

We conduct our business activities in various foreign jurisdictions, which exposes us to the risk of foreign investigations, claims and reviews.

Our business activities involve relationships with individuals and companies located in foreign jurisdictions, including Uganda, South Sudan and Kenya.  In addition, our goals over the next 12 months include expanding our presence in these foreign jurisdictions.  As a result, we could be involved in various foreign investigations, claims and tax reviews that arise in the course of our business activities.  Each of these matters is subject to various uncertainties and it is possible that some of these matters may not be resolved in our favor.  Matters of taxation, as well as other areas, are subject to review and investigation by governmental authorities who are often enabled by law to impose severe fines and penalties. Any regulatory uncertainty in taxation or other areas could negatively affect us through increased operating costs, which could have a material adverse effect on our results of operation and financial condition.

Compliance with rules and requirements applicable to public companies may cause us to incur increased costs, which may negatively affect our results of operations.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and related regulations implemented by the SEC are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. We are currently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. We also expect that these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept no or lesser coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers, which could have a material adverse effect on our business.

We may be negatively affected by the recent global financial market and economic crisis.

The recent global financial crisis has adversely affected the United States and other world economies. The global financial crisis affected the banking system and financial markets and resulted in a severe tightening in credit markets, a low level of liquidity in many financial markets and increased volatility in credit and equity markets. Although credit markets appear to be improving, if these conditions worsen again, our cost of borrowing may increase and it may become more difficult to obtain financing for our projects, which may adversely affect our business operations and implementation of our growth strategy.

Our operations are subject to various litigation risks that could increase our expenses, impact our profitability and lower the value of your investment in us.

Although we are not currently involved in any litigation, the nature of our operations exposes us to possible future litigation claims involving our projects, including construction defects, potential injuries, lack of payment by contractors to various sub-contractors or other third parties, failure to complete a project in accordance with the project specifications or the terms of the contract, and other risks associated with the project infrastructure industry. There is a risk that any claim could be decided against us, which could harm our financial condition and results of operations. Similarly, the costs associated with defending against any claim could dramatically increase our expenses, as litigation is often very expensive. Possible litigation matters may include, but are not limited to, disputes stemming from risk assessments performed by us for clients, failed security for clients, issues in crisis management and other similar disputes relating to our services. Should we become involved in any litigation we will be forced to direct our limited resources to settling or defending against or prosecuting the claim(s), which could impact our profitability and substantially lower the value of your investment in us.

Loss of certain key personnel may adversely impact our business.

The success of our business will depend on the management skills of our sole officer, Mr. Kranti Kumar, and the relationships he establishes with business contacts in the East African nations of Uganda, South Sudan and Kenya.  We rely heavily on our sole officer and director for his knowledge of the infrastructure industry in the countries in which we plan to operate, to provide services and to continue to cultivate business development.  It would be difficult to replace our sole officer and director at such an early stage of our development. Our business could be materially adversely affected if our sole officer and director were to leave and if we were unable to retain a qualified replacement.  The loss of the services of Mr. Kumar would impair our ability to establish any future and sustain our operations and achieve our planned objectives. In addition, we do not currently have key person insurance for Mr. Kumar.

We may be subject to construction defect and product liability claims that could adversely affect our operations.

The infrastructure and construction industries are subject to construction defect and product liability claims which are common in these industries and can be costly. Among the claims for which developers and builders have financial exposure are property damage and related bodily injury claims. Damages awarded under these suits may include the costs of remediation, loss of property, and bodily injuries. In response to increased litigation, insurance underwriters have attempted to limit their risk by excluding coverage for certain claims associated with risks to the environment and product and workmanship defects. We may be at risk of loss for bodily injury and property damage claims in amounts that exceed available limits on our comprehensive general liability policies. In addition, the costs of insuring against construction defect and product liability claims, if applicable, are high and the amount of coverage offered by insurance companies is limited. There can be no assurance that we will be able to continue to obtain insurance with respect to such claims, or that the coverage will not be restricted and become more costly. If we are not able to obtain adequate insurance, we may experience losses that could have a material adverse effect on our results of operations and financial condition.  We have not obtained any business insurance to date, but once we secured a project, we plan to obtain business insurance.

Our success depends upon our ability to have projects successfully approved and completed in a timely manner, which involves a high degree of risk.

The construction business is subject to substantial risks, including, but not limited to, the ability to acquire favorable construction projects. Our ability to secure projects will determine whether or not we are able to establish operations in the markets in which we compete. Our ability to secure a project will depend upon our ability to successfully bid on projects and have our bids accepted. Whether any of our bids is accepted is to a large extent out of our control and will depend on the level of our bid in relation to bids provided by third parties, as well as the needs and motivations of the client who decides which bid to accept.  If we are unable to successfully bid on any projects, we will be unable to generate revenues or implement our business plan. You could lose your entire investment.

The construction business is subject to a number of risks outside of our control.

Factors which could adversely affect the construction industry, which are beyond our control, include but are not limited to:

•         the availability and cost of financing for our clients;

•         unfavorable interest rates and increases in inflation;

•         changes in national, regional and local economic conditions;

•         time and cost overruns, inclement weather, and labor or material shortages;

•         the impact of present or future environmental legislation, zoning laws and other regulations;

•         availability, delays and costs associated with obtaining permits, approvals or licenses necessary to develop property;

•         increases in taxes or fees;

•         availability of governmental funding;

•         local laws;

•         coordination among multiple parties, labor problems, work stoppages, strikes and negotiations with unions;

•         the financial stability of our contractors;

•         the political stability of governments;

•         foreign exchange risks;

•         the availability of raw materials, construction materials and equipment;

•         price fluctuations in construction materials;

•         poor accessibility  and poor roads, rail systems that limit the flow of equipment, material, and labour to the construction site;

•         having an adequate supplies of power and water; and

•         dealing with hazardous wastes.

These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent the start or the completion of construction activities once undertaken, any one of which could have a material adverse effect on our financial condition and results of operations.

Most if not all of the above mentioned risks are mitigated, eliminated or neutralized under our business model. Prior to commencing construction of any project, we obtain an already completed feasibility study or we will complete a full feasibility study, including economic and market analysis, as well as analysis of local labor and civil restrictions and conditions. However, there can be no assurances that such risks can continue to be controlled in the future. In the event that we are unable to control or effectively eliminate these risks, such failure could have a material adverse effect on our revenues and earnings and thusly our share price for our ordinary shares.

We are exposed to currency exchange risk which could cause our reported earnings or losses to fluctuate.

Although we intend to report our financial results in U.S. dollars, a portion of our revenues and operating expenses may be denominated in the Kenyan and Ugandan shilling, and the South Sudanese pound. We may be exposed to currency exchange risk on any of our assets that we denominate in such currencies. Since we present our financial statements in U.S. dollars, any change in the value of these currencies relative to the U.S. dollar during a given financial reporting period would result in a foreign currency loss or gain on the translation of our assets, liabilities, revenues and expenses into U.S. dollars. Consequently, our reported earnings or losses could fluctuate materially as a result of foreign exchange translation gains or losses.

Risks Related to Doing Business in Uganda, South Sudan and Kenya

Our business operations may be adversely affected by social and political unrest in Uganda, South Sudan and Kenya.

We intend to focus our operations in the East African nations of Uganda, South Sudan and Kenya, all of which have experienced political unrest in the past. Our business operations could be negatively impacted if any of these nations experiences a period of social and political unrest. Any projects that we undertake in any area subject to political or social unrest could be interrupted if we are unable to hire or retain qualified contractors, or if we are denied access to or otherwise unable to access our projects. We may be required to make additional expenditures to provide increased security for our projects and in order to protect the project, our equipment or contractors and personnel working at a given project site. Significant delays on our projects or increases in expenditures will likely have a material adverse effect on our financial condition and results of operations in the future.

Our business and operations may be adversely affected by economic instability and adverse business and operating conditions in Uganda, South Sudan and Kenya,

Relative to companies operating in developed countries, our business and operations will be susceptible to both weaker legal institutions and more complex and costly regulatory processes in the East African Community.. Across regions, entrepreneurs in developing economies such as Uganda, South Sudan and Kenya face regulatory environments that are, on average, less business-friendly than economies classified as “high-income” by the Organization for Economic Co-operation and Development. Therefore, our company may, for example, face higher costs and more bureaucratic procedures to register to do business, obtain construction permits, register or secure real property, pay  taxes, and trade across borders. Additionally, these problems will not only result in higher costs and commitments of time to deal with governmental bureaucracy, but our company will also be faced with a less business-friendly regulatory environment.  This will mean weaker legal protections for minority shareholders, weaker collateral laws and weaker institutions—such as courts, credit bureaus and collateral registries.

Despite the enormous opportunities that exist in the developing economies of Eastern Africa there are also  inherent economic and sociopolitical risks  of doing business in Uganda, South Sudan or Kenya. The key economic risks range from weak fiscal and monetary policies, high inflation, volatile currencies, high taxes, nationalization issues, skilled labor shortages, inadequate legislation and bureaucratic red tape.  Sociopolitical risks include general political instability, crime and safety concerns, graft and corruption, and complex stakeholder relations in the context of land use and development. Most business operators in Africa will also agree that the poor state of physical infrastructure, especially concerning electricity and transportation, is one of the biggest impediments to operating a business in Africa.

Although the key business indicators are improving, the region’s operating environment remains one of the most difficult in the world because of the above described risks.  All or any one of these risks may increase our cost of doing business or cause our business to fail, which could result in the loss of your investment.

Our business and operations may be negatively impacted by laws and regulations applicable to foreign owned companies and barriers to foreign investment.

In part because of its often troubled colonial history, the political and business climate in Eastern Africa is often marked by strong economic nationalism manifested by direct legal barriers or indirect business climate barriers. These barriers include but are not limited to unpredictable actions of nationalization, opaque regulatory approval processes which may favor local firms, delays in customs clearances or visa approvals for expatriate workers, and foreign ownership restrictions in respect of lands and infrastructure.  We anticipate that the lack of predictability with respect to the treatment of foreign investment in Eastern Africa may negatively affect our ability to raise project financing.  Additionally, any adverse legal or political shift targeted at foreign owned enterprise or investment may result in cost increases, business interruptions, asset seizures or other adverse consequences for our business.  Although we intend to mitigate the risk of these possibilities by conducting our business through domestically incorporated subsidiaries and local agents, and although we cannot identify any particular policy, law, or condition that may negatively impact our business at this time, we will have little recourse should any negative conditions arise, and our business could suffer irrecoverable loss or fail as a result.

Potential impact of control of currency conversion or restrictions on dividends or ability to transfer funds out of Uganda, South Sudan and Kenya may negatively impact our business.

There are no foreign exchange rules and the ability to move funds in and out of Kenya, Uganda and South Sudan does not have any obstacles except that transactions larger than USD$10,000 must be reported to the central banks of the counties, respectively.  Therefore, our company may potentially find its business operations delayed due to red tape and business growth limited or slowed due to a lack of adequate infrastructure in place.

We may not be able to access the infrastructure necessary to conduct our future operations.

Any infrastructure development project we undertake will itself depend upon access to adequate infrastructure. Reliable roads, bridges, and other transportation infrastructure, power sources and water supply are important factors that will affect our capital requirements and operating costs. Unusual or infrequent weather phenomena, limited access to water, electrical supplies, and fuel and other energy sources to run equipment, could have an adverse affect on our infrastructure development activities. The potential opportunities available to build our business may also hinder any operations we undertake in the following ways:

•         A poor regional transport infrastructure network may limit our ability to access our projects, resulting in lengthier project development times. Our contractors will be subject to the same traffic congestion issues that we hope to help with alleviating.

•         Under-investment in the power sector has led to serious electricity deficits and higher energy costs in many Eastern Africa countries. Many countries have highly regulated energy sectors. State monopolies regulate prices and undertake electricity generation and distribution, as well grid management under one roof, resulting in an energy deficit that limits economic growth for the region as a whole.

•         Water scarcity and lack of management of shared water resources remain major challenges. As the populations of East African nations continue to rise, the water shortage will continue to be further exacerbated. Development projects involving construction rely on water sources, and any lack of water supply could result in delays or the inability to complete a project.

Interest Rate Risk

The infrastructure development industry is one in which leverage plays a large role.  A typical contract requires that we furnish an earnest money deposit, a performance guaranty and the ability to discount letters of credit.  Furthermore, most construction contracts demand that we reserve between seven and eleven percent of contract value in the form of bank guaranties and/or deposits.  Finally, as interest rates rise, our cost of capital increases thus impacting our margins.

Any downgrading of Kenya, Uganda or South Sudan’s debt rating by an international rating agency, or an increase in interest rates in any of these countries, could adversely affect our ability to generate or use Letters of Credit.

The infrastructure development business relies heavily on Letters of Credit.  We are attempting to establish a record of execution that can eventually lead to back-to-back Letters of Credit, which would greatly enhance our business and help us grow rapidly.  Back-to-back Letters of Credit are used primarily in international transactions, with the first Letter of Credit serving as collateral for the second.  Any adverse revisions to the credit ratings for Kenya, Uganda and South Sudan for domestic and international debt by international rating agencies as well as an increase in interest rates or a tightening of credit may adversely affect our ability to finance growth through back-to-back Letters of Credit, which could lead to a decrease in our growth rate, adversely affecting our stock price.

Risks Related to Our Common Shares and This Offering

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do wish to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.

We intend to apply to have our common stock quoted on an over the counter quotation system such as the OTC Bulletin Board or the OTC Markets. This process takes at least 60 days and the application must be made on our behalf by a market maker. If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that a market for our common stock will develop in the future. Trading of securities on over-the-counter systems is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the Selling Securityholders.

Our sole officer and director and our business assets are located in Kenya. Thus you may be limited in your ability to enforce U.S. civil actions against them for damages to the value of your investment.

Our business assets and our sole officer and director are located in Kenya. Consequently, if you are a U.S. investor it may be difficult for you to affect service of process on our sole officer and director within the United States or enforce a civil judgment of a U.S. court in Kenya or the other nations in which we intend to conduct our operations, Uganda and South Sudan. There is also substantial doubt whether an original action predicated solely upon civil liability may successfully be brought in Kenya, Uganda or South Sudan against either our sole officer and director or against our business assets. As a result, you may not be able to recover damages as compensation for a decline in the value of your investment.

Because our sole officer and director will own more than 53% of our issued and outstanding common stock after this offering, he will retain control of us and be able to elect our directors. You may therefore be unable to remove him as a director, which could prevent us from becoming profitable.

Mr. Kranti Kumar, our sole officer and director, has sole ownership of and control over 30,000,000 common shares in our authorized capital, which is approximately 53% of our issued and outstanding common stock. Mr. Kumar is not registering any of his shareholdings for resale under this registration statement and will retain his 53% ownership interest irrespective of any resale hereunder.

Because Mr. Kumar will continue to own approximately 53% of our issued and outstanding common stock, he will be able to elect all of our directors and control our operations. He may have an interest in pursuing activities and transactions that involve significant risks; for example, he could cause us to enter into strategic partnerships that create indebtedness. He may also acquire and hold interests in businesses that compete either directly or indirectly with us. If Mr. Kumar fails to act in our best interests or fails to adequately manage our operations, you may have difficulty removing h as a director, which could prevent us from becoming profitable.

We may be unable to establish and maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results or prevent fraud.

Our management is responsible for establishing and maintaining effective internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We are in the development stage and are currently in the process of reviewing and evaluating our internal controls. We have a limited number of personnel that are required to perform various roles and duties as well as be responsible for monitoring and ensuring compliance with our internal control procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Certificate of Incorporation authorizes the Board of Directors to issue up to 200,000,000 shares of common stock and 100,000,000 shares of preferred stock.  The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to shareholder approval.  Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment. In addition, we estimate that we will require additional financing of approximately $415,000. We plan to obtain the additional financing through debt or equity financing, or a combination of both. Our efforts to acquire financing may require us to issue additional equity securities, which will result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the price for our common stock.

By issuing preferred stock, we may be able to delay, defer or prevent a change of control.

We are authorized to issue a total of 100,000,000 shares of preferred stock.  Our Board of Directors can determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series.  It is possible that our Board of Directors, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control, discouraging bids for our common stock at a premium over the market price, or that adversely affect the market price of and the voting and other rights of the holders of our common stock.

The issuance of shares upon the exercise of options and warrants may cause immediate dilution to our existing shareholders.

The issuance of shares upon the exercise of options and warrants may result in dilution to the interests of other stockholders. As we continue to expand our business, we may issue options and warrants to acquire shares of our common stock to directors, officers and investors.  Any exercise of these securities would result in immediate dilution to our existing shareholders. Conversion of the outstanding options and warrants may also depress the price of our common stock, which may cause investors or lenders to reconsider investing in us and thus adversely affect our financing efforts.

Our stock is considered a penny stock and is subject to additional sales practice regulations imposed by the SEC. You may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on brokers-dealers who sell our securities in the aftermarket. For sales of our securities, the broker-dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of our shares and impede their resale in the secondary market. This could prevent you from reselling your shares and may cause the price of the shares to decline.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit your ability to buy and sell our stock, which could depress our share price.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

We do not intend to pay dividends and there will be fewer ways in which you can make a gain on any investment in us.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of dividends. Because we do not intend to declare dividends, any gain on an investment in us will need to come through appreciation of our stock price.

We indemnify our directors and officers against liability to us and our stockholders, and the costs of this indemnification could negatively affect our operating results.

Our articles of incorporation and bylaws allow us to indemnify our officers and our directors for liability arising while they are carrying out their respective duties. Our articles of incorporation and bylaws also allow for reimbursement of certain legal defenses. As to indemnification for liabilities arising under the Securities Act for directors, officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy and unenforceable.  If any director or officer claims against us for indemnification, the costs could materially and negatively impact our operating results.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business (JOBS)Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.  Consequently, our financial statements may not be comparable to companies that comply with public company effective dates.  Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

Use of Proceeds

We will not receive any proceeds from the resale of the securities offered through this registration statement by the selling security holders.  The selling security holders will receive all proceeds from this offering and if all of the shares being offered by this registration statement are sold at $0.0015 per shares, those proceeds would be approximately $39,650.

Dividend Policy

We have not paid any dividends in the past, and have no present plan to declare and pay any dividends on our shares of common stock in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has discretion as to whether to declare and pay dividends to our shareholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Determination of Offering Price

Prior to this offering, there has been no market for our common stock. The offering price of the shares of common stock offered hereunder was determined by the Company based on our most recent private placement completed at a price of $0.0015 per share on June 30, 2012. This price bears no direct relationship to the value of our assets, book value, net worth, historical or prospective earnings, actual results of operations, trading price of our common stock, or any other recognized criteria of value. The offering price of the shares should not be considered as an indication of the actual or trading value of a share of our common stock.

The Selling Stockholders will sell certain securities at prevailing market prices or privately negotiated prices. The number of securities that may be actually sold by a Selling Stockholder will be determined by each Selling Stockholder. The Selling Stockholders are under no obligation to sell all or any portion of the securities offered, nor are the Selling Stockholders obligated to sell such shares immediately under this registration statement. A Selling Stockholders may sell securities at any price depending on privately negotiated factors such as a Selling Stockholder’s own cash requirements, or objective criteria of value such as the market value of our assets.

Dilution

All of the 26,433,333 shares of common stock to be sold by the Selling Stockholders are currently issued and outstanding, and will therefore not cause dilution to our existing stockholders.

Selling Shareholders

The Selling Stockholders may from time to time offer and sell any or all shares of common stock set forth below pursuant to this prospectus.  When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donors, permitted transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interests in our common stock other than through a public sale.

The 40 Selling Stockholders are offering for sale 26,433,333 shares of common stock in our authorized capital which they obtained as part of the following issuances:

•         On June 30, 2012 we issued an aggregate of 26,433,333 shares of our common stock to 40 non-U.S. investors at a price of $0.0015 per share for cash proceeds of $39,650.

These securities were issued without a prospectus pursuant to Regulation S under the Securities Act. Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

The Selling Securityholders will sell their shares at prevailing market prices or privately negotiated prices.

 The following table sets forth, as of January16, 2013:

•         the name of the Selling Stockholders for whom we are registering shares for resale to the public,

•         the number of shares that the Selling Stockholders beneficially owned prior to the offering for resale of the shares under this prospectus,

•         the number of shares that may be offered for resale for the account of the Selling Stockholders pursuant to this prospectus, and

•         the number and percentage of shares to be beneficially owned by the Selling Stockholders after the offering of the resale shares (assuming all of the offered resale shares are sold by the Selling Stockholders).

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares.  In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the United States Securities Act of 1933, as amended, after the date on which it provided the information set forth in the table below.

This table is prepared solely based on information supplied to us by the listed Selling Stockholders or other public documents filed with the securities regulatory authorities, and assumes the sale of all of the shares offered by the Selling Stockholders.

Name of Selling Security Holder	Shares Owned Prior to this Offering (1) (#)	Percent (%)(1)	Maximum Numbers of Shares Being Offered (#)	Beneficial Ownership After Offering (#)	Percentage Owned upon Completion of the Offering (1) (%)
Maureen Asumu Adoli	633,333	1.12	633,333	0	0
Movin Tieni Anami	633,333	1.12	633,333	0	0
Timothy Chebui Angadia	633,333	1.12	633,333	0	0

Name of Selling Security Holder	Shares Owned Prior to this Offering (1) (#)	Percent (%)(1)	Maximum Numbers of Shares Being Offered (#)	Beneficial Ownership After Offering (#)	Percentage Owned upon Completion of the Offering (1) (%)
Joice Khabuya Chebuyi	633,333	1.12	633,333	0	0
Patrick Demesi	633,333	1.12	633,333	0	0
Wilson Mere Ebole	633,333	1.12	633,333	0	0
Alice Kageha Indura	633,333	1.12	633,333	0	0
Joseph Metian Karu	1,000,000	1.77	1,000,000	0	0
Henry Khavaraji Kasiki	633,333	1.12	633,333	0	0
Carolin Murugi Kathugu	633,333	1.12	633,333	0	0
Ebbiness Muyuka Keah	633,333	1.12	633,333	0	0
Ahmed Yusuf Khamis	633,333	1.12	633,333	0	0
Timothy Kilonzo	633,333	1.12	633,333	0	0
Charles Miseni Kimako (2)	633,333	1.12	633,333	0	0
Ester Mueni Kimako (2)	633,333	1.12	633,333	0	0
Florence Kavete Kimako (2)	633,333	1.12	633,333	0	0
Teresia Wavinya Kimolo	633,333	1.12	633,333	0	0
Peter Mbithi Kisavi	633,333	1.12	633,333	0	0
Juma Lugadio	633,333	1.12	633,333	0	0
Mercy Injira Luhyakha	633,333	1.12	633,333	0	0
Titus Mukhwana Makomere	633,333	1.12	633,333	0	0
Mary Nduku Mutie	633,333	1.12	633,333	0	0
Peter Elviss Mweresa	633,333	1.12	633,333	0	0
Geoffrey Gilbert Wakulima Nambwaya	633,333	1.12	633,333	0	0
Samson Wanzala Namulanda	633,333	1.12	633,333	0	0
Stephen Maithya Ngemu	1,000,000	1.77	1,000,000	0	0

Name of Selling Security Holder	Shares Owned Prior to this Offering (1) (#)	Percent (%)(1)	Maximum Numbers of Shares Being Offered (#)	Beneficial Ownership After Offering (#)	Percentage Owned upon Completion of the Offering (1) (%)
Isaac Obwaya Nyangau	633,333	1.12	633,333	0	0
Daniel Wambua Nzioka (3)	633,333	1.12	633,333	0	0
Joshua Koko Nzioka (3)	1,000,000	1.77	1,000,000	0	0
Hezron Onyango Obong'o	633,333	1.12	633,333	0	0
Dinah Awino Omolo	633,333	1.12	633,333	0	0
Victor Odhiambo Onditi	633,333	1.12	633,333	0	0
Miheso Henry Owane	633,333	1.12	633,333	0	0
Khider Mohamed Saad	633,333	1.12	633,333	0	0
Fatuma Rosa Said	633,333	1.12	633,333	0	0
Fredrick Muhalia Shiamala	633,333	1.12	633,333	0	0
Johnstone Mainah Thomas	633,333	1.12	633,333	0	0
Benard Ouma Wakulima (4)	633,333	1.12	633,333	0	0
Carolina Ayoti Wakulima (4)	633,333	1.12	633,333	0	0
Joshua Haron Wechuli	633,333	1.12	633,333	0	0
Total	26,433,333		26,433,333

(1)  The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and. the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this registration statement. The percentages are based on 56,433,333 shares of our common stock issued and outstanding and as at January 14, 2013

(2)  Charles Miseni Kimako, Ester Kavete Kimako and Florence Kavete Kimako are all cousins to each other.

(3)  Daniel Wambua Nzioka and Joshua Koko Nzioka are cousins.

(4)  Bernard Ouma Wakulima and Carolina Ayoti Wakulima are brother and sister.

Except as otherwise noted, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares. The numbers in this table assume that none of the Selling Securityholders will sell shares not being offered in this registration statement or will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the Selling Securityholders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates. There are no family relationships between the Selling Securityholders and our sole officer and director. None of the Selling Securityholders are broker-dealers or affiliates of a broker-dealer.

Plan Of Distribution

As of the date of this registration statement, 56,433,333 shares of common stock are issued and outstanding.  We are registering 26,433,333 shares of our common stock on behalf of the Selling Securityholders, which the Selling Securityholders will have the option to sell at an initial offering price of $0.0015 per share until our common stock is quoted on an over-the-counter market, and thereafter at prevailing market prices or privately negotiated prices.

No public market currently exists for our common stock. We intend to apply to have our common stock quoted on the OTC Bulletin Board or the OTC Markets. This process usually takes at least 60 days and an application must be made on our behalf by a market maker. We have not yet engaged a market maker to make the application. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock.

Trading in stocks quoted on the OTCQB and OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. The OTC Bulletin Board and OTCQB should not be confused with the NASDAQ market. OTC Bulletin Board and OTCQB companies are subject to far less restrictions and regulations than companies whose securities are traded on the NASDAQ market. Moreover, over-the-counter quotation systems are not stock exchanges, and the trading of securities on the OTC Bulletin Board and OTCQB is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

There is no assurance that our common stock will be quoted on the OTC Bulletin Board or the OTCQB. We do not currently meet the existing requirements to be quoted on the OTC Bulletin Board or the OTCQB, and we cannot assure you that we will ever meet these requirements.

The Selling Securityholders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

  on such public markets as the securities may be trading, if any;
  in privately negotiated transactions; or
  in any combination of these methods of distribution.

The sales price to the public may be at:

  an initial offering price of $0.0015 per share until a market develops;
  the market price prevailing at the time of sale;
  a price related to such prevailing market price; or
  such other price as each Selling Security holder determines.

We are bearing all costs relating to the registration of our common stock. The Selling Securityholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The Selling Securityholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, during such times as the Selling Securityholders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

  furnish each broker or dealer through which our common stock may be offered such copies of this registration statement, as amended from time to time, as may be required by such broker or dealer;
  not engage in any stabilization activities in connection with our securities; and
  not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Selling Securityholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Our common stock may be sold from time to time by the Selling Securityholders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The Selling Securityholders and any broker-dealers acting in connection with the sale of the common stock offered under this registration statement may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the Selling Securityholders can presently estimate the amount of such compensation. We know of no existing arrangements between the Selling Securityholders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the Selling Securityholders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the Selling Securityholders will be subject to the prospectus delivery requirements of the Securities Act. Each Selling Securityholder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the Selling Securityholders may be engaged in a distribution of any of the securities being registered by this registration statement, the Selling Securityholders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any Selling Securityholder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the Selling Securityholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this registration statement, and we have also advised the Selling Securityholders of the requirements for delivery of this registration statement in connection with any sales of the shares offered by this registration statement.

With regard to short sales, the Selling Securityholders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the Selling Securityholders will not be permitted to engage in such an activity. All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered and traded on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

•         contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•         contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

•         contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

•         contains the toll-free telephone number for inquiries on disciplinary actions;

•         defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•         contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

•         the bid and ask prices for the penny stock;

•         the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

•         the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

•         a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a Selling Securityholder wants to sell shares of our common stock under this registration statement in the United States, the Selling Securityholder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a Selling Securityholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a Selling Securityholder pursuant to this registration statement, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this registration statement becomes effective, and a Selling Securityholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

Description of Securities to be Registered

Our authorized capital stock consists of:

  200,000,000 shares of common stock, $0.00001 par value, with voting rights attached; and
  100,000,000 shares of preferred stock, $0.00001 par value, with such designations, rights, preferences or other variations of such class determined by the board of directors.

Common Stock

As of January 16, 2013 we had 56,433,333 shares of our common stock issued and outstanding. We did not have any outstanding options, warrants or other convertible securities as of such date.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, which is currently set at 300,000,000 common shares, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends.  From our inception to the date of this registration statement, we did not declare any dividends.

We do not intend to issue any cash dividends in the future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  However, it is possible that our management may decide to declare a cash or stock dividend in the future.  Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001. As of the date of this prospectus, there were no preferred shares issued and outstanding.  Under our Bylaws, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this registration statement as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Description of Business

Overview

Infrastructure businesses are the providers of basic services, facilities and institutions upon which the growth and development of a modern community depends.  Axiom is an infrastructure company based in the Eastern African countries of Uganda, South Sudan and Kenya.  The company’s planned projects include building schools, hospitals, bridges, roads and social housing in the countries in which it will operate, along with undertaking other infrastructure projects aimed at assisting with the continued development and growth of these emerging markets.

Our Corporate History and Structure

We were incorporated under the laws of the State of Colorado on April 2, 2012.   Our fiscal year end is August 31st. Our business office is located at Enterprise Road, , P.O. Box 49000-00100, Nairobi, Kenya. Our mailing address is P.O. Box 78018 – 00507, Nairobi, Kenya. Our telephone number is +254 736 521 567.  On April 2, 2012 we acquired Acton, a Kenyan company, which is now our wholly owned subsidiary, by acquiring the two (2) ordinary shares of Acton that represented all of the issued and outstanding shares of Acton.  As a Kenyan company is required to have at least two shareholders, one share is registered in our name and the other share is held by Kranti Kumar Kotni in trust for us.  Acton was incorporated under the laws of the Republic of Kenya on September 6, 2011 and carries on all of our business activities in Kenya.  Since we are in our startup stage, Acton has predominately been involved in administrative activities such as setting up bank accounts, establishing relationships with government offices and establishing our office facilities. Our website is www.axiomstructure.com.

Recent Developments

We have established an office located in Nairobi, Kenya and have commenced operations seeking opportunities to develop infrastructure projects in East Africa. We are currently in the process of hiring a field manager, and we are actively seeking opportunities for infrastructure projects to bid on in Kenya, Uganda, and South Sudan.

We are hiring a field manager who will be responsible for maintaining the existing relationships that have been established in South Sudan, Kenya, and Uganda.  The field manager will assist our Chief Executive Officer and Director, Kranti Kumar Kotni, to liaise and coordinate with the various Ministries in complying with their individual policies and procedures and negotiate and enter into project contracts.  The field manager will also be responsible for obtaining quotes for services from various construction companies and providing them with project specifications in order to facilitate the quotes for a given project. Currently, we are in private discussions with various ministries in the Republic of South Sudan about outlying projects that are a priority for the South Sudanese government. The current project that are being discussed relate to the re-habilitation of airports, construction of new hospitals and schools, building sea ports, and road works.  These projects are in the initial discussion phases and are not yet at the bid tendering phase. We plan to provide additional details of the projects we are successfully awarded, taking into account the terms and conditions applicable to each contract.

On April 2, 2012, we appointed Kranti Kumar Kotni as our sole director, CEO, CFO, President, Secretary and Treasurer.  Mr. Kotni purchased 30,000,000 shares of our common stock at a price of $0.0002 per share for gross proceeds of $6,000.

On June 30, 2012, we sold 26,433,333 shares of our common stock to 40 of the Selling Security holders at a price of $0.0015 per share for gross proceeds of $39,650.

We intend to pursue our business objectives by forming business relationships with as many eastern African countries as possible in order to successfully bid for and win infrastructure construction project contracts in each respective country.  Currently, our company is focused on the Republic of South Sudan where we have partnered with a local company, Century Pillar, which is engaged in the development of infrastructure construction projects such as roads, hospitals, housing, agriculture, schools and airports.

On February 1, 2013, we entered in a formal agreement with Century Pillar.  Pursuant to this agreement, Century Pillar will act as our partner and provide us with local agency services with a view to achieving successful bids on various infrastructure construction projects.  Specifically, Century Pillar is obligated to provide to our company with the following services:

(1)          local agency services;

(2)          From time to time, any necessary and constructive information, advice, services and assistance (including, but not limited, the procurement of all consents, approvals, licenses, migrate documentation, no objection certificates,  etc.) required for the business activities of our company;

(3)          its best commercial efforts to liaise with the government of South Sudan and other appropriate authorities for the successful fulfillment of the infrastructure projects and such other activities as reasonably requested by us;

(4)          assistance in the negotiation process at all stages included for final documentation and conclusion for the Projects; and

(5)          detailed communication to our company of the names of all third parties contacted on behalf of our company for the purpose of soliciting infrastructure construction projects in the Republic of South Sudan.

Our Current Business

Axiom is an infrastructure company based in eastern African markets of Uganda, South Sudan and Kenya. Our company established operations in Nairobi, Kenya, where our head office is located, in April 2012.  We plan to bid on infrastructure development projects such as building schools, hospitals, bridges, roads and social housing in those markets, among other major projects that will help revive these emerging markets. One of the most talked about aspects of the global financial crisis has been the resilience shown by emerging economies – especially markets in the Eastern African Region. These economies’ competence to considerably shield themselves from external influences has resulted from strong domestic markets respectively and solid performances by the infrastructure industry led by some of the established as well as rapidly emerging companies. Axiom plans to avail itself of the opportunities for infrastructure development in these emerging markets.

The company intends to be one of the largest and well-funded infrastructure companies focusing on the construction of roads, schools, hospitals and social housing. Other projects that the company intends to partake in include Internet wiring, cellular phone tower construction and other civil engineering construction and renovation.

As at the date of this registration statement we had limited operations in the start-up phase, no revenues, had achieved losses since inception, had been issued a going concern opinion by our auditors, and relied upon the sale of our securities or advances to fund our operations.  Our business in the eastern African nations of Uganda, South Sudan and Kenya will be carried out through our wholly owned subsidiary, Acton.  We have not yet secured the rights to develop any infrastructure projects and there can be no assurance that we will be able to do so in the future.

Axiom plans to ambitiously target the construction of major infrastructure developments in Eastern Africa. We plan to begin bidding on government contracts for the construction of road networks that connect metropolitan and urban areas throughout these three nations. Our plan within the next five years is to heavily link these three nations together, as well as connecting urban areas to less populated areas within these three nations. As further described below, there is an immediate need for infrastructure improvements in the three East African nations of Uganda, South Sudan and Kenya. Recent international aid and government spending in these countries is currently focused on infrastructure improvements. The governments of these three nations have all pledged to improve the region’s critical infrastructure, especially with regards to roads and transport logistics, in the coming years.

Equally important has been these nations’ governments roles in participating in and encouraging the development of world-class infrastructure in the country. It has lead from the front through various initiatives, refinements in processes and reforms in policies to attract infrastructure companies internationally. Some of these incentives and policies to attract infrastructure companies to build in certain areas are as follows:

  tax incentives to import goods and services into such countries on a tax-exempt basis;
  tax holidays on profits generated by infrastructure companies; and
  sovereign guarantees issued by such countries for up to 25% of the value of a given project in order to promote foreign investment.

Such incentives and policies are provided in order to facilitate the employment, training and advancement of citizens in these countries, as well as increasing living standards and socio-economic conditions.

It has come to the attention of government leaders that the status quo is unsustainable and that changes will be made with increased tax revenue that the Kenyan, Ugandan and South Sudan governments have recently seen due to the region’s economic surge. Development of the region’s large highway corridors (such as the previously mentioned Northern Corridor) have been in a step in the right direction, but further changes need to follow, and are expected to be implemented in 2013.

The Northern Corridor has the port of Mombasa in Kenya serving as the lifeline for Uganda, Rwanda and Burundi; it ends in the city of Bujumbura. An additional $1.87 billion in financing is required to make it fully functional. The Central Corridor has the port of Dar es Salaam serving as a lifeline for imports, exports and trade for Rwanda, Burundi and the eastern part of the Democratic Republic of Congo (DRC). The Central Corridor currently needs an additional investment of $1.67 billion to revamp the infrastructure and make it fully functional.

Another major project is the proposed Lamu Corridor linking Kenya with South Sudan and Ethiopia. It is known as the Lamu Port-Southern Sudan-Ethiopia Transport Corridor (LAPSSET). It seeks to provide South Sudan and Ethiopia with an access route to the Indian Ocean. This ambitious corridor will include a port as well as rail and road transportation hubs linking Lamu to the interior. In addition, a critical aspect of the Lamu Corridor is the proposed South Sudan-Lamu pipeline which is expected to provide an alternative crude oil transportation network.

Currently, our focus is to secure contracts on infrastructure construction projects in the Republic of South Sudan.  We will then contract other construction companies to fulfill the obligations of the infrastructure construction project contract (in building the respective infrastructure).  We will use the following general procedure to bid on and complete any infrastructure construction project contracts:

(1)          We will target certain ministries of government (such as a Ministry Of Transportation) and identify their priority infrastructure projects that their government would like to implement (such as the construction of airports and river ports).

(2)          Once a project is identified, the respective ministry will do their due diligence on our company and partners.

(3)          If our company is successful in this due diligence phase, then we will enter into a memorandum of understanding with the ministry.

(4)          We will then obtain a legal letter from the said ministry addressed to and informing their minister of finance that the ministry has recommended our involvement in the identified infrastructure project.

(5)          Once approved by the ministry of finance, we will enter into a contract which will stipulate and breakdown of all costs, specifications, budgets and procedures in constructing the infrastructure project.

(6)          Upon entering a contract, we will put the contract out for bidding amongst our potential three contractors (ie. China National Machinery Engineering Corporation; Beijing Construction Engineering Group Co., Ltd.; and Shanghai Construction Group Co. Ltd.) to obtain the most competitive bid.  As result, our company will not be directly involved in constructing the infrastructure project, but will have a respected and experienced Chinese construction infrastructure firm in place to construct the infrastructure project.

 Sales and Marketing

Our marketing plan is to use our networks to build infrastructure projects in East Africa with a focus on Kenya, Uganda, and South Sudan.

The governments of these nations have recently adopted an “Infrastructure Plan” that is intended to transform the economic landscape of the region, create a significant numbers of new jobs, strengthen the delivery of basic services to the people of East Africa and support the integration of African economies.

The promotion of general public infrastructure is necessary or desirable for the following reasons:

  Promote balanced economic development
  Unlock economic opportunities
  Promote mineral extraction and beneficiation
  Address socio-economic needs
  Promote job creation
  Help integrate human settlements and economic development

Eastern African governments are continually promoting the development of infrastructure throughout the region. The main objectives of these governments with regards to the improvement of public infrastructure are the following:

  Identify 5 year priorities
  Develop 20 year project oil pipeline
  Development  Objectives: skills, localization, empowerment, research & development
  Expand maintenance of new and existing infrastructure
  Improve infrastructure links in rural areas and the poorest provinces
  Address capacity constraints and improve coordination and integration
  Scale up investment in infrastructure
  Address the impact of prices on the people of the region
  Support African development and integration

Competition

Competition for infrastructure projects in East Africa is intense, with companies tendering for projects having operations in other countries such as China, India, France, Germany, South Africa, and the United States. Many of these companies have far greater resources and connections than we do.

To be able to compete with such established companies, we plan to target two types of customers: public and private. Our largest customer base will be public entities, mainly branches of government that we will be working with very closely with in order to initiate infrastructure projects. In many of these cases, we will need to bid on contracts and successfully outbid other competitors in order to be selected as the project developer. Some of these projects will be easier than others to win, and we expect that as time goes on and we gain more experience in each respective industry, we will be better positioned to secure more and more contracts.

The other key customer base we plan to target will be private developers and privately funded entities as well as non-profit organizations. Some of the private entities that may cooperate with us would be, for example, Chinese infrastructure companies that would cooperate with us to build infrastructure such as oil storage facilities and pipelines in areas of South Sudan and Uganda. Non-profit organizations may include the owners and managers of Social Housing projects that Axiom will be cooperating with.

In addition, in order to compete effectively, we will immediately look to forge strategic alliances with key global players in our business segments to compete for major infrastructure projects. We believe that such strategic alliances will, at the initial stages of establishing our business and our operations, allow us to effectively compete for many of the infrastructure projects that need to be completed in the targeted countries of Kenya, Uganda, and South Sudan, as we will provide the know-how, and the company we enter into alliances with will provide certain resources. Our competitive advantage is that we have the contacts and know how to compete for projects in these countries, while our partners will have the experience and financing required to carry out the project.

Strategically, we are currently looking to establish relationships with private and state owned Chinese Infrastructure companies as they are interested in entering these markets, have the experience, and have the financial capabilities and clout to bid for large projects.  This strategy will allow us to establish our reputation and provide certainty that we will be able to execute on any project that we are awarded.

Expenses

During the next 12 months we plan to incur approximately $460,000 in expenses to carry out our business plan. Of this amount, we anticipate that we will spend $85,000 on management and operating costs, $75,000 on salary and consulting expenses, $50,000 on sales and marketing efforts to increase awareness of our business and the services we offer in the infrastructure development industry, $50,000 on general working capital expenses and $25,000 to set up our office. We also expect to spend $20,000 to purchase fixed assets in the form of equipment to be used for project development purposes. For more information on our planned expenditures see the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this registration statement.

Consulting and Development

From our inception on April 2, 2012 to November 30, 2012, we did not incur any consulting fees. We anticipate that we will incur consulting and development expenses of approximately $75,000 over the next 12 months if we are successful in obtaining the amount of financing we require. As we are based in Nairobi, Kenya, we will incur expenses related traveling (such as airline tickets, hotel accommodations, daily transportation and meals) as our focus is currently on projects in South Sudan.  The role of our development consultant, Century Pillar, is outlined on page 37.  We also plan to spend approximately $50,000 on sales and marketing efforts and to hire 2 development consultants on a full-time basis.  Our planned expenditures on our operations are further summarized under the section of this registration statement entitled “Management’s Discussion and Analysis of Financial Position and Results of Operations”.

Intellectual Property

We do not currently have any intellectual property, other than our domain name, www.axiomstructure.com.

Employees and Consultants

As of the date of this registration statement, our only employee is our sole officer, Kranti Kumar Kotni.

Government Regulations

Our company will be subject to the government regulations regarding our business of varying degrees exist in Uganda, South Sudan and Kenya.  We will be subject to transparent systems that will be set up by the government of Uganda to ensure competitive bidding on government infrastructure projects to curb corruption in Public-Private Partnership (“PPP”) tenders.  This will allow the government to publish all information about all on-going PPPs so that the public can uncover abuses and ensure that the government of Uganda has the interests of its public in mind.

Further, as South Sudan is newly formed country, it is still developing its regulations and procedures for investments into infrastructure projects. As such, there are no regulations that we must abide by as related to PPPs.  However, we intend to comply fully with the regulations and procedures regarding investments into infrastructure projects when they are developed.

Generally, our business plans are subject to these various laws in each of Uganda, South Sudan and Kenya.  The rules are dynamic and are generally becoming more demanding.  Our plans aim to safeguard the public and environmental health when applicable.  We are currently in compliance with all material business operation, health and safety laws and regulations of Uganda, South Sudan and Kenya.

However, changes to current laws in any of the jurisdictions in which we operate may require additional costs and financing.  These changes are unpredictable and the additional requirements may render certain exploration activities uneconomical and lead to business failure.

We are not aware of any material violations of necessary governmental permits, licenses or approvals that have been issued or are required to be issued with respect to our operations.  We expect to comply with all applicable laws, rules and regulations relating to our business in each respective nation, and at this time, we do not anticipate incurring any material capital expenditures to comply with any government regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Description of Property

Our executive office is located at Enterprise Road, Industrial Area, P.O. Box 49000-00100, Nairobi, Kenya. This office is being provided to us by our sole officer and is approximately 600 square feet in size. This office is of our subsidiary, Acton, which carries out our business in the eastern African nations of Uganda, South Sudan and Kenya.  As of the date of this registration statement we had not entered into any lease agreement for this office, and we do not plan to recognize any rent expenses for it. We believe that this office is suitable for our current operations and we do not anticipate requiring any additional property in the foreseeable future.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings which involve us or any of our services.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange or quotation system. We intend to apply to have our common stock quoted on the OTC Bulletin Board or another quotation system such as the OTCQB once this registration statement has been declared effective by the SEC; however, there is no guarantee that we will obtain a quotation.

We cannot assure you that there will be a market in the future for our common stock. OTC Bulletin Board and OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, such securities transactions are conducted through a telephone and computer network connecting dealers.  Issuers with securities quoted on these systems are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange

To have our common stock listed or quoted on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to make an application on our behalf. We have not yet engaged a market maker to make the application, and there is no guarantee that our common stock will meet the requirements for quotation or that it will be accepted for quotation on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Holders

As of January 16, 2013 there were 41 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this registration statement we did not have any equity compensation plans.

Management's Discussion and Analysis of Financial Position and Results of Operations

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this registration statement. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Forward Looking Statements

This registration statement contains certain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for the purposes of this registration statement, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

Plan of Operation

We are a development stage company and are beginning to commence full operations. We anticipate that we will meet our ongoing cash requirements through equity or debt financing.  We estimate that our expenses over the next 12 months will be approximately $460,000 as described in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	130,000
Purchase of Office Equipment & Set Up	12 months	25,000
Website Set Up and Marketing Materials	12 months	15,000
Management and operating costs	12 months	85,000
Salaries and consulting fees	12 months	75,000
Investor relations and capital raising	12 months	20,000
Fixed asset purchases	12 months	20,000
Sales and marketing operations	12 months	50,000
General and administrative expenses	12 months	40,000
Total		460,000

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements.  We decided to become a reporting company to be better equipped to raise capital by providing transparency to the public about our operations and development.  We currently do not have any arrangements in place to complete any additional private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the funds necessary to implement our business plan as anticipated, we will scale back our business development in line with available capital.  Our main priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses.  Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on securing infrastructure projects, marketing and advertising our services, and paying consulting and management fees.  We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

If we are able to raise the required funds to fully implement our business plan, we plan to implement the business actions in the order provided below. If we are not able to raise all required funds, we will prioritize our corporate activities as chronologically laid out below because the activities that need to be undertaken in our initial months of operations are prerequisites for our planned future operations.  We anticipate that the implementation of our business will occur as follows:

January 2013 to May 2013

•         Design our website

•         Design marketing materials

•         Market our services to our various government contacts

•         Complete certain asset purchases and set up corporate offices.

June 2013 to November 2013

•         Review opportunities with the various governments

•         Establish a partnership or strategic relationship with another infrastructure development company

•         Hire personnel to market our services

Results of Operations

Revenues

We are a development stage company with a limited operating history. From our inception on April 2, 2012 to November 30, 2012 we did not generate any revenues. As of November 30, 2012 we had total assets of $41,076, all of which were cash, total liabilities of $2,815 and an accumulated deficit of $7,389. We anticipate that we will incur additional losses for the foreseeable future as we establish our business, acquire machinery, equipment and supplies, and hire employees to commence our operations and market our services in the infrastructure project industry in the eastern African markets of Uganda, South Sudan and Kenya. Our ability to generate any revenues over the next 12 months is uncertain.

Expenses and Net Loss

Our expenses from inception to November 30, 2012 totaled $7,389, comprised of professional fees for our incorporation, transfer agent and filing fees and bank charges. Our net loss since inception is $7,389.

Liquidity and Capital Resources

As of November 30, 2012 we had $41,076 in cash, working capital of $38,261 and an accumulated deficit of $7,389. Since our inception on April 2, 2012, we have raised gross proceeds of $45,650 in cash from the sale of our common stock as described in the following table:

Date of Subscription	Type of Security Issued	Number of Securities Issued	Price per Security ($)	Total Funds Received ($)
April 2, 2012	Common Stock issued to founder	30,000,000	0.0002	6,000
June 30, 2012	Common Stock	26,433,333	0.0015	39,650
Total		56,433,333		45,650

From our inception on April 2, 2012 to November 30, 2012 we used $5,263 on operating activities and received $46,339 from financing activities comprised of $45,650 from the sale of our common stock and an advance of $689 from Kranti Kumar Kotni paid as an expenditure on our behalf.  The advance is amount is unsecured, non-interest bearing and has no specific terms for repayment. We did not engage in any investing activities over the same period.

For the next 12 months beginning January 2013 we intend to:

•         continue to establish our operations;

•         seek out and evaluate potential infrastructure development projects of interest to our management team in the Eastern Africa nations of South Sudan, Uganda and Kenya;

•         retain employees when and as needed to support our operations;

•         acquire machinery, equipment, materials and supplies if and when we begin work on an infrastructure project;

Our general and administrative expenses for the year will consist primarily of transfer agent fees, investor relations expenses and general office expenses. Professional fees are related to our regulatory filings throughout the year and consist of fees for legal and accounting services.

Based on our planned expenditures, we will require additional funds of approximately $415,000 (a total of $460,000 less our cash of approximately $38,261 as of November 30, 2012) to proceed with our business plan over the next 12 months. If we secure less than the full amount of financing that we require, we will not be able to carry out our complete business plan and we will be forced to proceed with a scaled back business plan based on our available financial resources.

Future Financings

We have not generated any revenues, have achieved losses since our inception, and currently rely upon the sale of our securities, or potentially debt financing in the future if available, to fund our operations. We anticipate that we will incur substantial losses for the foreseeable future, and we are dependent upon obtaining outside financing to carry out our operations. Our financial statements for the period from our inception on April 2, 2012 to November 30, 2012 have been prepared on a going concern basis and do not include any adjustments that might result from the outcome of this uncertainty.

We will require approximately $415,000 over the next 12 months in order to enable us to proceed with our plan of operations, including paying our ongoing expenses. These cash requirements are in excess of our current cash and working capital resources. Accordingly, we intend to raise the balance of our cash requirements for the next 12 months from private placements, advances from related parties or possibly a registered public offering (either self-underwritten or through a broker-dealer). If we are unsuccessful in raising enough money through such efforts, we may review other financing possibilities such as bank loans and other forms of debt financing. At this time we do not have a commitment from any broker-dealer to provide us with financing, and there is no guarantee that any financing will be available to us or if available, on terms that will be acceptable to us.

If we are unable to obtain the necessary additional financing, then we plan to reduce the amounts that we spend on our operations, including our accounting and legal fees, so as not to exceed the amount of capital resources that are available to us. If we do not secure additional financing our current cash reserves and working capital may not be sufficient to enable us to establish our operations over the next 12 months, even if we do decide to scale back our operations.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 2 of the notes to our financial statements.  We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business (JOBS)Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.  We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by our management.

Foreign Currency Translation

Our planned operations will be in the Eastern African markets of Uganda, South Sudan and Kenya, which results in exposure to market risks from changes in foreign currency exchange rates as our financial statements are presented in United States dollars. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

Cash and Cash Equivalents

We consider all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Recent Accounting Guidance Not Yet Adopted

We have implemented all new accounting pronouncements that are in effect and that may impact our consolidated financial statements and we do not believe that there are any other new accounting pronouncements that have been issued that may have a material impact on our financial position or results of operations.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Directors and Executive Officers

Our Bylaws state that the authorized number of directors shall be not less than one, nor more than nine, unless and until otherwise determined by a vote of a majority of the entire Board of Directors. Our sole director has currently fixed the number of directors at one director. Details concerning our sole director and officer are below.

Name	Age	Position
Kranti Kumar Kotni	24	CEO, CFO, President, Secretary, Treasurer and Director

Our current sole director will serve as such until our next annual shareholder meeting or until his any successor or successors are elected who accept the position. Officers hold their positions at the pleasure of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and our management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Kranti Kumar Kotni, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, Director

Kranti Kumar Kotni has been our sole officer and director since our inception on April 2, 2012. From August 2011 to present, Mr. Kotni has also worked as a Project Manager at Bluenile Wire Products Limited, Kenya, a company providing building and construction materials to builders and construction companies. From August 2010 to December 2009, Mr. Kotni served as the banker for Prime Bank Limited, Kenya, a bank located in Nairobi.  From August 2005 to July 2011 Mr. Kotni served as the Credit Officer for Diamond Trust Bank Limited, Kenya, a bank located in Nairobi.  Mr. Kotni was appointed to our board of directors due to his experience with building, construction and financing.

Mr. Kotni will devote approximately 20 hours per week to our affairs.

Mr. Kotni is not currently a director of any other public company or any company registered as an investment company.

Conflicts of Interest

Our sole officer and director, and any of our future officers or directors may become affiliated with entities engaged in activities that are similar to ours. Such officers and directors may have pre-existing fiduciary duties and may not agree to present business opportunities to us unless other entities have first declined to accept them. Accordingly, they may have a conflict of interest in determining to which entity a particular business opportunity should be presented.

We do not currently have a policy to address any such conflicts of interest, and we cannot assure you that any conflicts that arise will be resolved in our favor.

Significant Employees

Other than our sole officer and director, as of the date of this registration statement we do not expect any other individuals to make a significant contribution to our business.

Family Relationships

There are no family relationships among our directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not yet adopted a code of ethics that applies to our sole officer and director, or persons performing similar functions because we are in the start-up phase and are in the process of establishing our operations. We plan to adopt a code of ethics as and when our company grows to a sufficient size to warrant such adoption.

Audit Committee

As we have only a sole director, we have not established an audit committee as at the date of this registration statement, nor do we have plans to establish an audit committee until such time as we have established our full operations, and retained sufficient independent directors as members of our Board of Directors willing to be appointed to the audit committee and carry out the customary functions of an audit committee.

Director Nominees

We do not have a nominating committee. Our sole director will in the future select individuals to stand for election as members of the Board of Directors. The company does not have a policy with regards to the consideration of any director candidates recommended by our security holders. Our Board has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when it considers a nominee for a position on our Board. If security holders wish to recommend candidates directly to our Board, they may do so by communicating directly with our sole officer and director at the address specified on the cover of this registration statement.

Executive Compensation

None of our directors or executive officers received any compensation from us during the period from our inception on April 2, 2012 through the date of this registration statement. Pursuant to Item 402(a)(5) of Regulation S-K we have omitted all tables and columns since no compensation has been awarded to, earned by, or paid to these individuals.

Option Grants

We did not grant any options or stock appreciation rights to our named executive officers or directors from our inception on April 2, 2012 through the date of this registration statement. As of such date, we had not implemented any stock option plan.

Management Agreements

We have not yet entered into any consulting or management agreements with our sole director and officer, Kranti Kumar Kotni.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our sole director and executive officer or any directors or executives officers who may join our company in the future. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or any committee thereof created in the future.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors or a committee performing similar functions. It is the view of the Board of Directors that it is appropriate for us not to have such a committee at present because of the small scale of our operations, the stage of our operations which are in the initial start-up phase, and as our Board of Directors as a whole will determine executive compensation as and when we generate revenues to pay any such compensation authorized. To date, we have not generated any revenues.

Compensation of Directors

Our sole director did not receive any compensation for his services as director from our inception on April 2, 2012 through the date of this registration statement. We have no formal plan for compensating our sole director for his services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or any compensation committee that may be established.

Employee Compensation Plans

We do not have any compensation plans or individual compensation arrangements under which our securities are authorized for issuance to either employees or non-employees.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of the date of this registration statement, of our common stock owned by our sole officer and director. Except as noted below, there are no other persons known to us who are the beneficial owner of more than 5% of any class of our common stock. As of January  16, 2013, there were 56,433,333 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the securities, except as otherwise noted. The number of securities described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this registration statement.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%) (1)
Common Shares	Kranti Kumar Kotni P.O. Box 78018 – 00507 Nairobi, Kenya	Direct	53.16
	All Officers and Directors as a Group		53.16

(1)   As at the date of this document, there were 56,433,333 shares of our Common Stock outstanding and no shares of preferred stock issued and outstanding.  We have no outstanding stock options or warrants.  Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security. In determining the percent of voting stock owned by a person (a) the numerator is the number shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 56,433,333 shares of common stock outstanding and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

Changes in Control

As of the date of this registration statement we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Certain Relationships and Related Transactions

On April 2, 2012 we issued 30,000,000 shares of our common stock to Kranti Kumar Kotni, our sole officer and director, at a price of $0.0002 per share for cash proceeds of $6,000.

During the period from April 2, 2012 to November 30, 2012, our sole officer and director, Kranti Kumar Kotni, paid $689 in expenditures on our behalf.

Other than as described above, we have not entered into any related party transactions with our sole officer and director.

Director Independence

We intend to apply to have our common stock quoted on the OTC Bulletin Board or other quotation system such as the OTCQB, which do not have any director independence requirements.

We currently use NASDAQ’s general definition for determining director independence, which states that “independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, that, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. Our sole director does not currently meet this definition of independence; however, this is customary for a start-up company with a limited operating history in the process of establishing its business, with no or limited revenues.

Our current sole director, Kranti Kumar Kotni, does not meet any of the definitions for independent directors in Item 407(a)(1) of Regulation S-K under the Securities Act. Once we engage additional directors and officers we plan to develop a comprehensive definition of independence and scrutinize our Board of Directors with regard to this definition.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Under our Bylaws, we may indemnify any officer, director, employee or person serving us at our request and who, because of such person’s position, was or is made a party to or threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or investigative proceeding or suit, provided that such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest or, with respect to a criminal proceeding, if such person had no reason to believe that his conduct was unlawful. To the extent that the officer, director, employee, agent or other person is successful on the merits in a proceeding as to which such person is to be indemnified, we must indemnify such person against all expenses incurred, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhausting all appeals therefrom, to be liable for negligence or misconduct in the performance of such person’s duty to our company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The indemnification is intended to be to the fullest extent permitted by the laws of the State of Colorado for any expenses actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers under Colorado law, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Interests of Named Experts and Counsel

No expert or counsel named in this registration statement as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Legal Matters

The validity of the common stock offered under this registration statement will be passed upon for us by Anslow & Jaclin, LLP.

Auditing Matters

Our audited financial statements as at August 31, 2012 and for the period from inception on April 2, 2012 to August 31, 2012 have been included in this registration statement in reliance upon Madsen & Associates CPA’s, Inc., an independent registered public accounting firm, as experts in accounting and auditing.

Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this registration statement are as follows:

SEC registration fee	$6
Legal fees and expenses	15,000
Accounting fees and expenses	5,000
Printing costs	300
Miscellaneous	194
Total	$20,500

All amounts are estimates other than the SEC registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Securityholders. The Selling Securityholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

The statutes, charter provisions, bylaws, contracts, or other arrangements under which any director, officer or control person is insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

  Title 7 of the Colorado Revised Statutes; and
  Article VI of our Bylaws, filed as Exhibit 3.2 to this registration statement.

The Colorado Revised Statutes provides that our company may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against reasonable expenses incurred by them in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company's best interest, or in the case of a criminal proceeding the person’s conduct was unlawful.

Under the Colorado Revised Statutes, we are required to give written notice of any indemnification to our shareholders with or before the notice of the next shareholders’ meeting following such indemnification, or concurrent with or before the first shareholder signs consent resolutions for any shareholder action taken by resolutions in lieu of a meeting.

The Colorado Revised Statutes and our bylaws permit us to purchase and maintain insurance on behalf of our directors, officers, employees and agents against any liability asserted against such person.

Our Bylaws

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Colorado law.

The general effect of the foregoing is that we may indemnify a director, officer, employee, agent, control person or other person from liability, thereby making us responsible for any expenses or damages incurred by such person in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity, and their actions are not adjudged to be the result of negligence or misconduct in the performance of such person’s duties to our company.

Recent Sales of Unregistered Securities

From our inception on April 2, 2012 to the date of this registration statement we completed the following sales of unregistered securities:

•         On April 2, 2012, we appointed Kranti Kumar Kotni as our sole director, CEO, CFO, President, Secretary and Treasurer.  Mr. Kotni purchased 30,000,000 shares of our common stock at a price of $0.0002 per share for gross proceeds of $6,000.

•         On June 30, 2012, we sold 26,433,333 shares of our common stock to 40 of the Selling Securityholders at a price of $0.0015 per share for gross proceeds of $39,650.

These securities were issued without a prospectus pursuant to Regulation S under the Securities Act. Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

Financial Statements

Our unaudited financial statements for the three month period ended November 30, 2012 and the audited financial statements as at August 31, 2012 and for the period from April 2, 2012 (inception) to August 31, 2012 follow, commencing on page F-1.

                                                                                                                                                                                                      Index

Consolidated Balance Sheet.................................................................................................................................................... F–1

Consolidated Statement of Operations.................................................................................................................................. F–2

Consolidated Statement of Cash Flows................................................................................................................................. F–3

Notes to the Consolidated Financial Statements................................................................................................................. F–4

Report of Independent Registered Public Accounting Firm............................................................................................ F–6

Consolidated Balance Sheet.................................................................................................................................................... F–7

Consolidated Statement of Operations.................................................................................................................................. F–8

Consolidated Statement of Stockholders Equity ................................................................................................................. F–9

Consolidated Statement of Cash Flows............................................................................................................................... F–10

Notes to the Consolidated Financial Statements............................................................................................................... F–11

Axiom Corp.

(A Development Stage Company)

Consolidated Balance Sheet

(Expressed in US Dollars)

	November 30,	August 31,
	2012	2012
	(Unaudited)
ASSETS

Current Assets

Cash	$ 41,076	$ 44,788

Total Assets	$ 41,076	$ 44,788

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	626	–
Accrued liabilities	1,500	–
Due to related party (Note 3)	689	705

Total Liabilities	2,815	705

Stockholders’ Equity

Preferred stock, 100,000,000 shares authorized, $0.00001 par value; no shares issued and outstanding	–	–

Common stock, 200,000,000 shares authorized, $0.00001 par value; 56,433,333 shares issued and outstanding	564	564

Additional paid-in capital	45,086	45,086

Deficit accumulated during the development stage	(7,389)	(1,567)

Total Stockholders’ Equity	38,261	44,083

Total Liabilities and Stockholders’ Equity	$ 41,076	$ 44,788

(The accompanying notes are an integral part of these consolidated financial statements)

Axiom Corp.

(A Development Stage Company)
Consolidated Statement of Operations
(Expressed in US Dollars)
(Unaudited)

		For the
	For the	Period From
	Three Months	April 2, 2012
	Ended	(Date of Inception) to
	November 30, 2012	November 30, 2012

Expenses

General and administrative	$ (12)	$ 8
Transfer agent & filing fees	–	119
Professional fees	5,850	7,278
Foreign exchange (gain)	(16)	(16)

Total Expenses	5,822	7,389

Net Loss	$ (5,822)	$ (7,389)

Net Loss Per Share – Basic and Diluted	$ (0.00)	$ (0.00)

Weighted Average Shares Outstanding	56,433,000	46,712,000

(The accompanying notes are an integral part of these consolidated financial statements)

Axiom Corp.
(A Development Stage Company)
Consolidated Statement of Cash Flows
(Expressed in US Dollars)
(Unaudited)

		For the
	For the	Period From
	Three Months	April 2, 2012
	Ended	(Date of Inception) to
	November 30, 2012	August 31, 2012

Cash Flows from Operating Activities

Net loss	$ (5,822)	$ (1,567)

Changes in operating assets and liabilities:
Increase (decrease) in accounts payable and accrued liabilities	2,126	–

Net Cash Used In Operating Activities	(3,696)	(1,567)

Cash Flows from Financing Activities

Due to related party	(16)	689
Proceeds from the issuance of common stock	–	45,650

Net Cash Provided by Financing Activities	(16)	46,339

Increase in Cash	(3,712)	44,788

Cash - Beginning of Period	44,788	–

Cash - End of Period	$ 44,788	$ 44,788

Supplementary Information:
Interest paid	$ –	$ –
Income taxes paid	$ –	$ –

(The accompanying notes are an integral part of these consolidated financial statements)

Axiom Corp.

(A Development Stage Company)

Notes to Consolidated Condensed Financial Statements

(Expressed in US Dollars)

(Unaudited)

1.     Nature of Business and Continuance of Operations

Axiom Corp. (the “Company”) was incorporated in the State of Colorado on April 2, 2012. The Company’s planned principle business is the construction of major infrastructure developments, including roads, schools, hospitals and social housing, in eastern African markets of Kenya, Uganda and South Sudan.

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at November 30, 2012, the Company has incurred losses totalling $7,389 since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.     Summary of Significant Accounting Policies

a)     Basis of Presentation

These consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s fiscal year end is August 31.

b)     Principal of Consolidation

The consolidated financial statements include the accounts of Axiom Corp and its 100% owned subsidiary, Acton Holdings Limited, a company incorporated in Kenya.  All significant intercompany balances and transactions have been eliminated upon consolidation.

c)     Interim financial statements

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's August 31, 2012 report filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year end August 31, 2012, have been omitted

d)     Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

e)     Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

2.     Summary of Significant Accounting Policies (continued)

f)      Financial Instruments

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and related party payables. The fair value of the Company’s cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

g)     Earnings (Loss) Per Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At November 30, 2012, the Company has no potentially dilutive securities outstanding.

h)     Foreign Currency Translation

The Company’s planned operations will be in the eastern African markets of Uganda, South Sudan and Kenya, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

i)      Income Taxes

The Company accounts for income taxes using the asset and liability method which provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

j)      Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.     Related Party Transactions

As of November 30, 2012, the Company owes the sole director of the Company $689 for expenditures paid on behalf of the Company.  The amount owed is unsecured, non-interest bearing, and has no specified repayment terms.

4.     Stockholders’ Equity

The Company’s authorized capital consists of 200,000,000 shares of common stock with a par value of $0.00001 per share and 100,000,000 shares of preferred stock with a par value of $0.00001 per share.

There were no stock transactions during the quarter ended November 30, 2012.

5.     Subsequent Events

The Company’s management has reviewed subsequent events through January 15, 2013, which is the date the financial statements were available to be issued.

MADSEN & ASSOCIATES CPA’s, INC.	684 East Vine Street, #3
Certified Public Accountants	Murray, Utah, 84107
Telephone 801-268-2632
Fax 801-262-3978

To the Board of Directors and

Stockholders of Axiom Corp.

(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheet of Axiom Corp. (A Development Stage Company) (The Company) as of August 31, 2012, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period April 2, 2012 (date of inception) to August 31, 2012. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Axiom Corp. (A Development Stage Company) as of August 31, 2012, and the consolidated results of its operations and its cash flows for the period April 2, 2012 (date of inception) to August 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Madsen & Associates CPA’s, Inc.

Murray, Utah

January 15, 2013

Axiom Corp.

(A Development Stage Company)

Consolidated Balance Sheet

(Expressed in US Dollars)

August 31,
2012

ASSETS

Current Assets

Cash	$ 44,788

Total Assets	$ 44,788

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Due to related party (Note 3)	705

Total Liabilities	705

Stockholders’ Equity

Preferred stock, 100,000,000 shares authorized, $0.00001 par value; no shares issued and outstanding	–

Common stock, 200,000,000 shares authorized, $0.00001 par value; 56,433,333 shares issued and outstanding	564

Additional paid-in capital	45,086

Deficit accumulated during the development stage	(1,567)

Total Stockholders’ Equity	44,083

Total Liabilities and Stockholders’ Equity	$ 44,788

(The accompanying notes are an integral part of these consolidated financial statements)

Axiom Corp.

(A Development Stage Company)
Consolidated Statement of Operations
(Expressed in US Dollars)

For the
Period From
April 2, 2012
(Date of Inception) to
August 31, 2012

Expenses

Bank charges	$ 20
Transfer agent & filing fees	119
Professional fees	1,428

Total Expenses	1,567

Net Loss	$ (1,567)

Net Loss Per Share – Basic and Diluted	$ (0.00)

Weighted Average Shares Outstanding	40,853,000

(The accompanying notes are an integral part of these consolidated financial statements)

Axiom Corp.

(A Development Stage Company)

Consolidated Statement of Stockholders’ Equity

From the Period from April 2, 2012 (Inception) to August 31, 2012

(Expressed in US Dollars)

				Deficit Accumulated
			Additional	During the
	Common		Paid-in	Development
	Stock	Amount	Capital	Stage	Total

Balance – April 2, 2012 (Date of Inception)	–	$ –	$ –	$ –	$ –

Issuance of common stock at $0.0002 per share	30,000,000	300	5,700	–	6,000

Issuance of common stock at $0.0015 per share	26,433,333	264	39,386	–	39,650

Net loss for the period	–	–	–	(1,567)	(1,567)

Balance – August 31, 2012	56,433,333	$ 564	$ 45,086	$ (1,567)	$ 44,083

(The accompanying notes are an integral part of these consolidated financial statements)

Axiom Corp.

(A Development Stage Company)
Consolidated Statement of Cash Flows
(Expressed in US Dollars)

For the
Period From
April 2, 2012
(Date of Inception) to
August 31, 2012

Cash Flows from Operating Activities

Net loss	$ (1,567)

Changes in operating assets and liabilities:	-

Net Cash Used In Operating Activities	(1,567)

Cash Flows from Financing Activities

Due to related party	705
Proceeds from the issuance of common stock	45,650

Net Cash Provided by Financing Activities	46,355

Increase in Cash	44,788

Cash - Beginning of Period	–

Cash - End of Period	$ 44,788

Supplementary Information:
Interest paid	$ –
Income taxes paid	$ –

(The accompanying notes are an integral part of these consolidated financial statements)

Axiom Corp.

(A Development Stage Company)

Notes to Consolidated Condensed Financial Statements

(Expressed in US Dollars)

1.     Nature of Business and Continuance of Operations

Axiom Corp. (the “Company”) was incorporated in the State of Colorado on April 2, 2012. The Company’s planned principle business is the construction of major infrastructure developments, including roads, schools, hospitals and social housing, in eastern African markets of Kenya, Uganda and South Sudan.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at August 31, 2012, the Company has incurred losses totalling $1,567 since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.     Summary of Significant Accounting Policies

a)     Basis of Presentation

These consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s fiscal year end is August 31.

b)     Principal of Consolidation

The consolidated financial statements include the accounts of Axiom Corp and its 100% owned subsidiary, Acton Holdings Limited, a company incorporated in Kenya.  All significant intercompany balances and transactions have been eliminated upon consolidation.

c)     Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d)     Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

e)     Financial Instruments

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and related party payables. The fair value of the Company’s cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

3.     Summary of Significant Accounting Policies (continued)

a)     Earnings (Loss) Per Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At August 31, 2012, the Company has no potentially dilutive securities outstanding.

b)     Foreign Currency Translation

The Company’s planned operations will be in the eastern African markets of Uganda, South Sudan and Kenya, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

c)     Income Taxes

The Company accounts for income taxes using the asset and liability method which provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

d)     Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

4.     Related Party Transactions

As of August 31, 2012, the Company owes the sole director of the Company $705 for expenditures paid on behalf of the Company.  The amount owed is unsecured, non-interest bearing, and has no specified repayment terms.

5.     Stockholders’ Equity

The Company’s authorized capital consists of 200,000,000 shares of common stock with a par value of $0.00001 per share and 100,000,000 shares of preferred stock with a par value of $0.00001 per share.

a)     On April 2, 2012, 30,000,000 shares of common stock were issued to the sole director of the Company at $0.0002 per share for proceeds of $6,000.

b)     On June 30, 2012, 26,433,333 shares of common stock were issued at $0.0015 per share for proceeds of $39,650.

6.     Income Taxes

The Company is subject to United States federal income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

August 31,
2012

Income tax benefit computed at the statutory rate	$ 548
Change in valuation allowance	(548)

Provision for income taxes	$ –

Significant components of the Company’s deferred tax assets and liabilities as at August 31, 2012 after applying enacted corporate income tax rates, are as follows:

Deferred income tax assets
Net operating losses	$ 548
Valuation allowance	(548)

Net deferred income tax assets	$ –

The Company has a net operating loss carryforward of $1,567 which expires in 2032.

7.     Subsequent Events

The Company’s management has reviewed subsequent events through January 15, 2013, which is the date the financial statements were available to be issued.

Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation of Axiom Corp. (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form S-1 filed on January 17, 2013)
3.2	Bylaws of Axiom Corp. (incorporated by reference to Exhibit 3.2 of our Registration Statement on Form S-1 filed on January 17, 2013).
4.1	Instrument Defining the Right of Holders of Axiom Corp. – Form of Share Certificate (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form S-1 filed on January 17, 2013).
5.1	Legal Opinion of Anslow & Jaclin (incorporated by reference to Exhibit 5.1 of our Registration Statement on Form S-1 filed on January 17, 2013).
10.1	Share Subscription Agreement with Kranti Kumar Kotni (incorporated by reference to Exhibit 10.1 of our Registration Statement on Form S-1 filed on January 17, 2013).
21.1	List of Subsidiaries
23.1	Consent of Madsen & Associates CPA’s, Inc.
23.3	Consent of Anslow & Jaclin (incorporated into Exhibit 5.1)

Undertakings

The registrant hereby undertakes:

1.         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.         That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.         That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)       Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nairobi, Kenya, on March 20, 2013.

AXIOM CORP.

By:	/s/ KRANTI KUMAR KOTNI
Kranti Kumar Kotni
CEO, CFO, President, Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ KRANTI KUMAR KOTNI	CEO, CFO, President, Secretary, Treasurer and Director	March 20, 2013
Kranti Kumar Kotni